UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 17, 2010

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 17, 2010, Jamba, Inc. (the “Company”) issued a press release announcing its financial results for the 12 and 28 week periods ended July 13, 2010. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 11, 2010, the Board of Directors of Company adopted amendments to the first paragraph of Section 2.3, to Section 2.4 and to the first paragraph of Section 2.6 the Company’s Amended and Restated Bylaws (the “Restated Bylaws”), effective on August 11, 2010, to clarify that a majority in voting power of the amount of the entire capital stock of the Company issued and outstanding and entitled to vote (i) shall be able to request that a special meeting of the stockholders of the Company be called; (ii) shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation of the Company; and (iii) unless otherwise required by law or by the Certificate of Incorporation or the Bylaws of the Company, shall decide any question (other than the election of directors) brought before any meeting of stockholders.

The first paragraph of Section 2.3, Section 2.4 and the first paragraph of Section 2.6 of the Restated Bylaws, as amended and restated in their entirety, read as follows:

“2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may only be called by a majority of the entire Board of Directors, or the Chief Executive Officer or the Chairman, and shall be called by the Secretary at the request in writing of stockholders owning a majority in voting power of the amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.”

“2.4 Quorum. The holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.”

“2.6 Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority in voting power of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.”

The Restated Bylaws of the Company are attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws.

99.1	Press release dated August 17, 2010 regarding financial results for the 12 and 28 week periods ended July 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2010

JAMBA, INC.

By:	/s/ Karen L. Luey
Name:	Karen L. Luey
Title:	Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws.

99.1	Press release dated August 17, 2010 regarding financial results for the 12 and 28 week periods ended July 13, 2010.